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                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Wit SoundView Group, Inc. (the "Registration Statement"), of our report dated February 15, 2001, which report is included in the annual report on Form 10-K, of Wit Capital Japan, Inc. for the period from August 25, 1999 (date of inception) to March 31, 2000 and to all references of our Firm included in this Registration Statement.


/s/ Arthur Andersen

New York, New York
April 3, 2001